Exhibit 99.2


CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT.


                               OPERATING AGREEMENT

                                       OF

                            MAGNOLIA NUTRITIONALS LLC

                                OCTOBER 12, 1999


                                TABLE OF CONTENTS

1.   DEFINITIONS....................................................................... 1

2.   GENERAL PROVISIONS................................................................10
     2.1      Formation of the Company; Termination of Joint Development Agreement.....10
     2.2      Company Name and Address.................................................10
     2.3      Term.....................................................................10
     2.4      Purpose of the Company...................................................10
     2.5      Partition................................................................11
     2.6      Fiscal Year..............................................................11
     2.7      Title to Company Property................................................11
     2.8      Meetings.................................................................11
     2.9      Meetings of Members......................................................12
     2.10     Relationship of Members..................................................14
     2.11     Business Transactions of Member or Manager with the Company..............14
     2.12     Interested Transactions..................................................14

3.   MANAGEMENT........................................................................15
     3.1      Management Committee.....................................................15
     3.2      Authority................................................................15
     3.3      Qualifications of Managers...............................................15
     3.4      Management Committee Meetings............................................16
     3.5      Management Committee Quorum..............................................16
     3.6      Manner of Acting.........................................................16
     3.7      Authority and Certain Powers of Management Committee.....................16
     3.8      Reliance by Third Parties................................................17
     3.9      Approval of Certain Matters by the Members...............................17
     3.10     Liability for Certain Acts...............................................18
     3.11     Reliance on Reports and Information by Member or Manager.................18
     3.12     Bank Accounts............................................................19
     3.13     Resignation..............................................................19
     3.14     Removal..................................................................19
     3.15     Vacancies................................................................19
     3.16     Compensation.............................................................19

4.   BUSINESS OF THE COMPANY...........................................................19
     4.1      Primary Purpose..........................................................19
     4.2      Joint Development........................................................19
     4.3      Operating Budget.........................................................20
     4.4      Construction of Manufacturing Facilities.................................20
     4.5      Regulatory Matters.......................................................20

5.   SPECIAL RIGHTS AND PROVISIONS.....................................................21
     5.1      Purchase of [*]..........................................................21
     5.2      Loans....................................................................22
     5.3      Rejected Proposals.......................................................22
     5.4      Personnel and Research Services..........................................23

6.   CONTRIBUTIONS AND CAPITAL ACCOUNTS................................................23
     6.1      Capital Contributions....................................................23
     6.2      Neose's Option to Increase Percentage Interest...........................24
     6.3      Maintenance of Capital Accounts..........................................24
     6.4      Withdrawal of Capital....................................................24
     6.5      Additional Capital Contributions.........................................24
     6.6      Interest on Capital Contribution.........................................24
     6.7      Priority and Return of Capital...........................................24
     6.8      Limitation Upon Liability of Members.....................................24
     6.9      Loans....................................................................24

7.   INTELLECTUAL PROPERTY.............................................................25
     7.1      Contributions to Capital.................................................25
     7.2      Grants by Neose..........................................................25
     7.3      Grants by MSPC...........................................................25
     7.4      Grants by the Company....................................................25
     7.5      Rights Upon Termination..................................................26
     7.6      Prompt Disclosure........................................................26
     7.7      Patent Prosecution.......................................................26
     7.8      Cost of Prosecution.  ...................................................26
     7.9      Option to Pursue Patent Rights...........................................26
     7.10     Extension of Term........................................................27
     7.11     Patent  Infringement.....................................................27
     7.12     Product Marking..........................................................28

8.   ALLOCATION OF INCOME AND LOSSES...................................................28
     8.1      Income...................................................................28
     8.2      Losses...................................................................28
     8.3      Special Allocations......................................................28
     8.4      Company Nonrecourse Deductions...........................................30
     8.5      Member Nonrecourse Deduction.............................................30
     8.6      Allocation to Members....................................................30
     8.7      Change in Member's Interest..............................................30
     8.8      Reporting for Tax Purposes...............................................30

9.   DISTRIBUTIONS OF NET CASH FLOW....................................................30

----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

     9.1      Declaration and Payment of Distributions.................................30

     9.2      Limitations on Distributions.............................................31
     9.3      Amounts of Tax Paid or Withheld..........................................31
     9.4      Distribution in Kind.....................................................31

10.  TRANSFERABILITY...................................................................31
     10.1     Restriction on Transfer..................................................31
     10.2     Effect of Transfer.......................................................32
     10.3     No Resignation of Members................................................32

11.  INDEMNIFICATION...................................................................33
     11.1     Indemnification by the Company...........................................33
     11.2     Proceedings Initiated by Indemnified Representatives.....................33
     11.3     Advancing Expenses.......................................................33
     11.4     Securing of Indemnification Obligations..................................34
     11.5     Payment of Indemnification...............................................34
     11.6     Contribution.............................................................34
     11.7     Contract Rights; Amendment or Repeal.....................................34
     11.8     Scope of Section.........................................................34
     11.9     Reliance on Provisions...................................................35

12.  DISSOLUTION AND TERMINATION.......................................................35
     12.1     Dissolution..............................................................35
     12.2     Earlier Termination By Buyout............................................35
     12.3     Earlier Termination for Cause: Breach....................................36
     12.4     Closing of Buyout or Termination.........................................37
     12.5     Transfer of Interest, Properties and Rights..............................37
     12.6     Activities of the Company Pending Liquidation............................37
     12.7     Winding Up and Liquidation...............................................37
     12.8     Distribution of Assets...................................................38
     12.9     Cancellation of Certificate..............................................39

13.  COVENANTS NOT TO COMPETE..........................................................39
     13.1     Mutual Covenant Not to Compete...........................................39
     13.2     Covenants Not to Compete Upon Sale or Termination........................40

14.  BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS..........................................40
     14.1     Books and Records........................................................40
     14.2     Tax Information..........................................................41
     14.3     Annual Reports...........................................................41
     14.4     Monthly Reports..........................................................42
     14.5     Tax Matters Member.......................................................42
     14.6     Tax Audits/Special Assessments...........................................43
     14.7     Tax Elections............................................................43

15.  CONFIDENTIALITY...................................................................43
     15.1     Non-disclosure...........................................................43
     15.2     Procedure to Deem Confidential...........................................43
     15.3     Exceptions...............................................................44
     15.4     Public Disclosure........................................................44
     15.5     No Third Party Obligations...............................................44
     15.6     No Right or License......................................................44
     15.7     Duration.................................................................44

16.  DISPUTE RESOLUTION................................................................45
     16.1     Arbitration..............................................................45
     16.2     Disputes.................................................................46

17. INVESTMENT REPRESENTATION..........................................................46
     17.1     Investment Purpose.......................................................46
     17.2     No Registration..........................................................46

18.  MISCELLANEOUS.....................................................................46
     18.1     Binding Effect...........................................................46
     18.2     Entire Agreement.........................................................47
     18.3     Amendments...............................................................47
     18.4     Choice of Law............................................................47
     18.5     Notices..................................................................47
     18.6     Headings.................................................................48
     18.7     Pronouns.................................................................48
     18.8     Waivers..................................................................48
     18.9     Severability.............................................................48
     18.10    Publicity................................................................48
     18.11    No Third Party Beneficiaries.............................................48
     18.12    Interpretation...........................................................48
     18.13    Further Assurances.......................................................49
     18.14    Counterparts.............................................................49
     18.15    Survival of Rights and Obligations.......................................49
     18.16    Representations and Warranties...........................................49

EXHIBITS
     Exhibit 1.49
     Exhibit 1.56
     Exhibit 6.1
     Exhibit 7.1

                               OPERATING AGREEMENT
                                       of
                            MAGNOLIA NUTRITIONALS LLC

     This Operating Agreement (this "Agreement") is made and entered into as of October 12, 1999 by and among Neose Technologies, Inc., a Delaware corporation ("Neose") and McNeil PPC, Inc., a Pennsylvania corporation acting through its division McNeil Specialty Products Company ("MSPC"), for the purpose of forming Magnolia Nutritionals LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"). Neose and MSPC, together with such other persons who become members of the Company in the future in accordance with the terms hereof, are sometimes referred to herein individually as a "Member" and collectively as the "Members."

                                   BACKGROUND

     MSPC and Neose entered into a Joint Development Agreement, dated as of July 1, 1997 and amended on January 12, 1999 (the "Joint Development Agreement"), for the purpose of achieving the inexpensive production of oligosaccharides. The parties desire to form the Company to continue the Joint Development to explore the inexpensive production of enzymatically synthesized complex carbohydrates consisting only of [*] and to construct a manufacturing facility for the low-cost production thereof.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                      TERMS

1. DEFINITIONS. For convenience and brevity, certain terms used in this Agreement are defined below instead of when first used in this Agreement. Each defined term used in this Agreement has been identified by capitalizing the first letter in such term.

     1.1 "Act" shall mean the Delaware Limited Liability Company Act of 1992, as amended from time to time.

     1.2 "Actual Cost" shall mean the fully-burdened actual cost, including without limitation appropriate allocated costs, of a product under GAAP consistently applied.

     1.3 "Affiliate" shall mean any entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with a party hereto. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with")

----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

shall mean the ownership or control of securities possessing at least 50% of the voting power of all outstanding voting securities of an entity or the power to otherwise direct or cause the direction of the management and policies of such entity, whether through the ownership of voting stock or similar rights. For the purposes of this definition, partnerships, joint ventures or similar entities, a majority-in-interest of whose partners, venturers or other owners is a party hereto and/or an Affiliate of a party shall be deemed to be Affiliates of such party.

     1.4 "Agreement" shall mean this Operating Agreement.

     1.5 "Buyout Options" shall have the meaning given to such term in Section 12.2.

     1.6 "Capital Account" shall mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

          1.6.1 Each Member's Capital Account shall be credited with (i) such Member's Capital Contributions as set forth in Exhibit 6.1, (ii) such Member's distributive share of Income and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 8.3 (other than Section 8.3.1), (iii) the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member, and (iv) the amount of cash and the Gross Asset Value of any property contributed to the Joint Venture.

          1.6.2 Each Member's Capital Account shall be debited by (i) the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, (ii) such Member's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated to such Member pursuant to Section 8.3 (other than Section 8.3.1 and 8.3.2), (iii) such Member's distributive share of noncapital, nondeductible expenditures of the Company under Code
     Section 705(a)(2)(B) (including items treated as such expenditures pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(i)), and (iv) the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

          1.6.3 In the event any Member transfers all or any portion of its Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          1.6.4 In the event the Gross Asset Value of Company property is adjusted pursuant to this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss in the amount of such aggregate net adjustment.

          1.6.5 In determining the amount of any liability for purposes of this Agreement, there shall be taken into account Code Section 752(c) and other applicable Code sections and Treasury Regulations.

          1.6.6 The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation

     Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Treasury Regulations. In the event the Management Committee determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Treasury Regulations, the Management Committee may make such modification.

     1.7 "Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          1.7.1 Crediting such Capital Account with any amounts which such Member is obligated to restore (pursuant to the terms of any promissory note of such Member or otherwise) or is deemed to be obligated to restore pursuant to the Treasury Regulations; and

          1.7.2 Debiting such Member's Capital Account by the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations.

The foregoing definition of Capital Account Deficit is intended to comply with Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     1.8 "Capital Contribution" shall have the meaning set forth in Section 6.1.

     1.9 "Certificate" shall have the meaning given to such term in Section
2.1.1.

     1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     1.11 "Company" shall mean the limited liability company governed by this Agreement.

     1.12 "Company Minimum Gain" shall have the meaning ascribed to such term under Treasury Regulation Section 1.704-2(d).

     1.13 "Company Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulation Section 1.704-2(c).

     1.14 "Company Nonrecourse Liability" shall have the meaning set forth in Treasury Regulation Sections 1.704-2(b)(3) and 1.752-1(a)(2).

     1.15 "Construction Budget" shall mean the construction budget as may be adopted and modified from time to time by the Management Committee in accordance with Section 4.4.

     1.16 "Construction Plan" shall mean the plan for the construction of the manufacturing facilities to be built pursuant to Section 4.4, as such plan may be adopted and modified from time to time by the Management Committee in accordance with Section 4.4.

     1.17 "Consumer Product" shall mean a product which will not and may not be further processed before being used by the ultimate consumer, whether or not such ultimate consumer is the purchaser from the seller of such product.

     1.18 "Designated Representative" shall mean, in the case of Neose, Stephen
A. Roth, Chief Executive Officer, and, in the case of MSPC, Steven J. Catani, Vice President-Operations, or such other person in either case as may be designated by notice given hereunder.

     1.19 "Dissolution Event" shall have the meaning given to such term in
Section 12.1.

     1.20 "Exempt Income" shall mean the income and gain of the Company that is exempt from federal income tax.

     1.21 "Existing Joint Information" shall mean the "Joint Information" as such term is defined in the Joint Development Agreement.

     1.22 "Existing Joint Invention" shall mean an invention (whether or not patentable or susceptible to intellectual property protection) in the Field, conceived by personnel of MSPC or Neose or of both pursuant to the Joint Development Agreement from July 1, 1997 until the date hereof.

     1.23 "Field" shall mean the development, manufacture, and commercialization of enzymatically synthesized carbohydrates consisting of only [*].

     1.24 "Fiscal Year" shall have the meaning given to such term in Section 2.6 hereof.

     1.25 "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     1.26 "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          1.26.1 The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

          1.26.2 The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Management Committee, as of the following times: (a) the acquisition of an additional interest in the Company by any new Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company

----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

to a Member of more than a de minimis amount of Company property other than money, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their interests in the Company; (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (d) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B); and

          1.26.3 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

     1.27 "Income" and "Losses" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (and for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss and including deductions attributable to nonrecourse debt), with the following adjustments:

          1.27.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses pursuant to this Subsection shall be added to such taxable income or loss;

          1.27.2 Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(i), and not otherwise required to be taken into account in computing Income or Losses pursuant to this Subsection, shall be subtracted from such taxable income or loss;

          1.27.3 All items of income, gain, loss or deduction with respect to property which has been revalued shall be computed by reference to the Gross Asset Value of such property, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          1.27.4 In the event that the Gross Asset Value of any Company asset is adjusted pursuant to this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income and Losses;

          1.27.5 To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required under Treasury Regulation 1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Income or Losses; and

          1.27.6 Any items that are specially allocated pursuant to Section
     8.3.1 shall not be taken into account in computing Income or Losses.

     1.28 "Indemnified Capacity" shall mean any and all past, present and future service by an indemnified representative in one or more capacities as a Member, Manager, officer, employee or agent of the Company, or, at the request of the Company, as a member, manager, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise.

     1.29 "Indemnified Representative" shall mean any and all Members, Managers and officers of the Company and any other person designated as an indemnified representative by the Members or Managers of the Company (which may, but need not, include any person serving at the request of the Company, as a member, manager, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise).

     1.30 "Information" shall mean any discovery, technique, invention (whether or not patentable or otherwise susceptible to intellectual property protection), methods, practices, know-how, material, composition, substance, data, description, process, system, formulation, design or knowledge relating to the Field.

     1.31 "Interest" shall mean an ownership interest.

     1.32 "IRS" shall mean the Internal Revenue Service.

     1.33 [*]

     1.34 "JDC" shall mean the Joint Development Committee formed pursuant to
Section 4.2.

     1.35 "Joint Development" shall mean all work in the Field to be performed individually or together by MSPC and Neose under the Joint Development Plan and otherwise under this Agreement. All Joint Development from and after the date of this Agreement shall be governed by this Agreement, which supersedes the Joint Development Agreement.

     1.36 "Joint Development Budget" shall mean the joint development budget as may be adopted and modified from time to time in accordance with Section 4.2.

     1.37 "Joint Development Costs" shall mean such costs as are incurred in the course of the Joint Development and consistent with the Joint Development Budget, including without limitation costs attributed to salaries, special compensation, benefits, supplies, travel, contract services, consulting services, training, legal fees, and capital expenditures, but excluding costs attributed to utilities, company management, office space, existing equipment and property taxes. The costs

----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

attributed to salaries, special compensation and benefits included as Joint Development Costs shall mean only those costs incurred by MSPC or Neose personnel in the course of performing the Joint Development as assigned by the JDC.

     1.38 "Joint Development Plan" shall mean the plan outlining the nature and timing of the parties' obligations in carrying out the Joint Development, as such Plan may be adopted and modified from time to time by the JDC or the Management Committee in accordance with Section 4.2.3.

     1.39 "Joint Information" shall mean the Information that is conceived, discovered, reduced to practice, synthesized, acquired, or generated by the Company, MSPC or Neose in the conduct of the Joint Development from the date hereof until the termination of this Agreement.

     1.40 "Joint Invention" shall mean an invention (whether or not patentable or susceptible to intellectual property protection) in the Field, conceived by personnel of any one or more of the Company, MSPC or Neose, in the conduct of the Joint Development.

     1.41 "Joint Patent Rights" shall mean all Patents and Patent Applications claiming Joint Inventions or Existing Joint Inventions.

     1.42 "Liability" shall mean any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements).

     1.43 "Liable Member" shall have the meaning given to such term in Section 2.10.

     1.44 "Liquidator" shall have the meaning given to such term in Section 12.7.1.

     1.45 "Management Committee" shall mean the committee formed to manage the Company pursuant to Section 3.1.

     1.46 "Manager" shall mean a member of the Management Committee.

     1.47 "Majority-In-Interest" shall mean Members holding a Percentage Interest of at least 50.01% of the Percentage Interests held by all Members.

     1.48 "MSPC Information" shall mean the Information which, prior to July 1, 1997, was owned or controlled by MSPC or to which, prior to such date, MSPC had a right to grant a license.

     1.49 "MSPC Patent Rights" shall mean the Patents and Patent Applications listed in Exhibit 1.49 hereto, as well as any Patents issuing from such Patent Applications.

     1.50 [*]

     1.51 "Member Minimum Gain" shall mean an amount determined in accordance with Treasury Regulation Section 1.704-2(i)(3).



----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

     1.52 "Member Nonrecourse Debt" shall have the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

     1.53 "Member Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

     1.54 "Member" or "Members" shall have the meaning given to such term in the introductory paragraph hereof.

     1.55 "Neose Information" shall mean the Information which, prior to July 1, 1997, was owned or controlled by Neose or to which, prior to such date, Neose had a right to grant a license.

     1.56 "Neose Patent Rights" shall mean the Patents and Patent Applications listed in Exhibit 1.56 hereto, as well as any Patents issuing from such Patent Applications.

     1.57 "Net Cash Flow" shall mean with respect to any fiscal period, the gross receipts of the Company from all sources (as determined in accordance with the cash receipts and disbursements method of accounting) reduced by the sum of
(i) all expenditures of the Company (as determined under the aforesaid method of accounting) during such period, (ii) all amounts applied during such period in payment of interest or principal on any borrowing of the Company, including amounts paid to any Member as a lender, and (iii) any amount added during such period by the Management Committee to reserves for working capital, contingencies, replacements, expansions, acquisitions, or other expenditures of the Company. Releases and additions to the reserves described in this definition shall be made by the Management Committee.

     1.58 "1933 Act" shall mean the Securities Act of 1933, as amended.

     1.59 "Nondeductible Expenditure" shall mean an expenditure described in Code Section 705(a)(2)(B) or treated as such an expenditure under Treasury Regulations Section 1.704-1(b)(2)(iv)(i).

     1.60 "Operating Budget" shall mean the annual operating budget of the Company adopted by the Management Committee in accordance with Section 4.3, as modified from time to time in accordance with Section 4.3.

     1.61 "Other Member" shall have the meaning given to such term in Section
12.2 hereof.

     1.62 "Patent" shall mean an issued U.S. or foreign patent or supplemental protection certificate, including all provisional applications, substitutions, renewals, divisions, continuations, continuations-in-part and inventors' certificates and all foreign counterparts thereof, reissues, reexaminations, extensions, patents of addition, and patents of incorporation thereof.

     1.63 "Patent Application" shall mean all applications for Patents, as well as all continuations, continuations-in-part and divisions thereof.

     1.64 "Percentage Interest" shall mean the percentage ownership interest of each Member in the Company calculated in accordance with Section 6.1.

     1.65 "Person" or "person" shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such person as the context may require.

     1.66 "Proceeding" shall mean any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Members or security holders or otherwise.

     1.67 "Tax Matters Member" shall have the meaning given to such term in
Section 14.5 hereof.

     1.68 "Term" shall have the meaning given to such term in Section 2.3 hereof.

     1.69 "Terminating Member" shall have the meaning given to such term in
Section 12.2 hereof.

     1.70 "Termination Closing Date" shall have the meaning given to such term in Section 12.4 hereof.

     1.71 "Territory" shall mean all countries and territories of the world.

     1.72 "Treasury Regulations" shall mean the income tax Treasury Regulations promulgated under the Code, as may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

2.   GENERAL PROVISIONS.

     2.1 Formation of the Company; Termination of Joint Development Agreement.

         2.1.1 By execution of this Agreement and upon the filing of the Certificate of Formation (the "Certificate") with the Secretary of State of the State of Delaware, the Members hereby form the Company pursuant to the Act for the purposes hereinafter set forth. The Company is being formed as a limited liability company to be managed by the Management Committee under the laws of the State of Delaware, upon the terms and conditions set forth in this Agreement. The parties intend that the Company shall be taxed as a partnership. Promptly following the execution hereof, the Members shall execute or cause to be executed all necessary certificates and documents, and shall make all such filings and recordings, and shall do all other acts as may be necessary or appropriate from time to time to comply with all requirements for the formation, continued existence and operation of a limited liability company in the State of Delaware. This Agreement is intended to serve as a "limited liability company agreement" as such term is defined in ss. 18-101(7) of the Act.

          2.1.2 By execution of this Agreement, the Members hereby agree that the Joint Development Agreement shall terminate upon the filing of the Certificate with the Secretary of State of the State of Delaware, and that upon such termination such Joint Development Agreement shall have no further force or effect, provided that Section 6.3 of the Joint Development Agreement shall survive such termination. Article 17 of the Joint Development Agreement, which provides for the survival of certain provisions of the Joint Development Agreement, shall also be terminated and of no further force or effect, and such provisions shall not survive the termination effected hereby. The provisions of this Agreement supersede in full the provisions of the Joint Development Agreement.

     2.2 Company Name and Address. The Company shall do business under the name Magnolia Nutritionals LLC or such other name as the Management Committee may determine from time to time. The Management Committee shall promptly notify the Members of any change of name of the Company. The initial registered agent for the Company shall be CT Corporation. The initial registered office of the Company in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The registered office and the registered agent may be changed from time to time by action of the Management Committee by filing notice of such change with the Secretary of State of the State of Delaware. The Management Committee will promptly notify the Members of any change of the registered office or registered agent. The Company may also have offices at such other places within or outside of the State of Delaware as the Management Committee may from time to time determine.

     2.3 Term. The Company shall commence operating as of the date the Certificate is filed with the Secretary of the State of Delaware, and, unless earlier terminated or dissolved pursuant to Section 12 of this Agreement, the Company shall continue for perpetuity (the "Term").

     2.4 Purpose of the Company. The Company may carry on any lawful business, purpose or activity for which limited liability companies may be organized under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

     2.5 Partition. No Member, nor any successor-in-interest to any Member, shall have the right, while this Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each of the Members, on behalf of itself and its successors, representatives and assigns, hereby irrevocably waives any such right.

     2.6 Fiscal Year. The fiscal year of the Company shall begin on the Monday following the Sunday nearest December 31 of each calendar year (the "Fiscal Year").

     2.7 Title to Company Property. Subject to Section 7 of this Agreement, all property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Member individually shall have any interest in such property. Title to all such property may be held in the name of the Company or a designee, which designee may be a Member or an entity affiliated with a Member.

     2.8 Meetings.

          2.8.1 Notice Generally. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any provision of the Act, the Certificate or this Agreement. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the adjournment is for more than sixty (60) days or the Members or the Management Committee fix a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.8.2 or
     Section 2.8.3, as applicable.

          2.8.2 Notice of Meetings of Management Committee. Either Member can call a meeting of the Management Committee by notice to the other. Notice of every meeting of the Management Committee shall be given to each Manager by telephone or in writing at least twenty-four (24) hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or forty-eight
     (48) hours (in the case of notice by telegraph, courier service or express mail) or five (5) days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Management Committee need be specified in a notice of the meeting.

          2.8.3 Notice of Meetings of Members. Written notice of every meeting of the Members shall be given to each Member of record entitled to vote at the meeting by contacting each Member's Designated Representative at least
     (a) ten (10) days prior to the day named for a meeting called to consider a merger, consolidation or sale of all or substantially all of the assets of the Company or (b) five (5) days prior to the day named for the meeting in any other case. If the Management Committee neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

          2.8.4 Waiver of Notice. Whenever any written notice is required to be given under the provisions of the Act, the Certificate or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

          2.8.5 Use of Conference Telephone and Similar Equipment. Any Manager may participate in any meeting of the Management Committee, and any Member may participate in any meeting of the Members, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

          2.8.6 Consent in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the Management Committee or the Members may be taken without a meeting if, prior or subsequent to the action, written consents describing the action to be taken are signed by each Manager or Member, respectively, entitled to vote thereon. Any action required or permitted to be taken at a meeting of the Management Committee or Members may be taken without a meeting if, prior or subsequent to the action, written consents describing the action to be taken are signed by the minimum number of Managers or Members that would be necessary to authorize the action at a meeting at which all Managers or Members entitled to vote thereon were present and voting. The consents shall be filed with the Management Committee. Prompt notice of the taking of the Company action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

     2.9 Meetings of Members. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by any Member.

          2.9.1 Place. The Management Committee or Member calling a meeting pursuant to Section 2.9 may designate any place as the place for any meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

          2.9.2 Record Date. For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring the distribution or relating to such other purpose is adopted, as the case may be, shall be the record date for the determination of Members. Only Members of record on the date fixed shall be so entitled notwithstanding any permitted transfer of a Member's Interest in the Company after any record date fixed as provided in this Section. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, the determination shall apply to any adjournment of the meeting.

          2.9.3 Quorum. A meeting of Members of the Company duly called shall not be organized for the transaction of business unless a quorum is present. The presence of a Majority-In-Interest represented in person or by proxy shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting, Members who own a majority of the Percentage Interests so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Members whose absence would cause less than a quorum.

          2.9.4 Manner of Acting. Except as otherwise provided in the Act or the Certificate or this Agreement, whenever any Company action is to be taken by vote of the Members of the Company, it shall be authorized upon receiving the affirmative vote of a Majority-In-Interest of the Members. Such vote shall be taken by such Member's Designated Representative.

          2.9.5 Voting Rights of Members. Unless otherwise provided in the Certificate, every Member of the Company shall be entitled to a percentage of the total votes equal to that Member's then current Percentage Interest.

          2.9.6 Proxies.

                2.9.6.1 At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. The proxy shall be filed with the Management Committee of the Company before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

                2.9.6.2 Where two or more proxies of a Member are present, the Company shall, unless otherwise expressly provided in the proxy, accept as the vote of the Member represented thereby, the vote cast by a majority of them, and, if a majority of the proxies cannot agree whether to vote or upon the manner of voting, the voting shall be divided equally among those persons.

                2.9.6.3 A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the Company. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the Company.

     2.10 Relationship of Members. Except as otherwise expressly and specifically provided in or as authorized pursuant to the Certificate or this Agreement or as authorized by the unanimous consent of the Management Committee pursuant to the Certificate or this Agreement, (a) in the event that any Member (or any of such Member's shareholders, partners, members, owners, or Affiliates (collectively, the "Liable Member")) has incurred any indebtedness or obligation prior to the date of this Agreement that relates to or otherwise affects the Company, neither the Company nor any other Member shall have any liability or responsibility for or with respect to such indebtedness or obligation unless such indebtedness or obligation is assumed by the Company pursuant to this Agreement or a written instrument signed by all Members; (b) neither the Company nor any Member shall be responsible or liable for any indebtedness or obligation that is incurred after the date of this Agreement by any Liable Member, and in the event that a Liable Member, whether prior to or after the date hereof, incurs (or has incurred) any debt or obligation that neither the Company nor any of the other Members is to have any responsibility or liability for, the Liable Member shall indemnify and hold harmless the Company and the other Members from any liability or obligation they may incur in respect thereof; (c) nothing contained herein shall render any Member personally liable for any debts, obligations or liabilities incurred by the other Members or the Company whether arising in contract, tort or otherwise or for the acts or omissions of any other Member, Manager, agent or employee of the Company; (d) no Member shall be constituted an agent of the other Members or the

Company; (e) nothing contained herein shall create any Interest on the part of any Member in the business or other assets of the other Members; (f) nothing contained herein shall be deemed to restrict or limit in any way the carrying on of separate businesses or activities by any Member now or in the future, even if such businesses or activities are competitive with the Company; and (g) no Member shall have any authority to act for, or to assume any obligation on behalf of, the other Members or the Company.

     2.11 Business Transactions of Member or Manager with the Company. A Member or Manager may, with the approval of the Management Committee, lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Company and, subject to other applicable law, has the same rights and obligations with respect to any such matter as a person who is not a Member or Manager.

     2.12 Interested Transactions.

          2.12.1 General Rule. A contract or transaction between the Company and one or more of its Members, Managers or officers or between the Company and another limited liability company, corporation, partnership, joint venture, trust or other enterprise in which one or more of its Members, Managers or officers are members, managers or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the Member, Manager or officer is present at or participates in the meeting of the Members or Management Committee that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

               2.12.1.1 the material facts as to its relationship or interest and as to the contract or transaction are disclosed or are known to all the Managers, and the contract or transaction is specifically approved by vote of the disinterested Managers, even though the disinterested Managers are less than a quorum; or

               2.12.1.2 the material facts as to its relationship or interest and as to the contract or transaction are disclosed or are known to all the Members, and the contract or transaction is specifically approved by vote of the Members.

          2.12.2 Quorum. Common or interested Managers or Members, as applicable, may be counted in determining the presence of a quorum at a meeting of the Managers or Members, as applicable, which authorizes a contract or transaction specified in Section 2.12.1.

3.   MANAGEMENT.

     3.1 Management Committee. A Management Committee will be formed to manage the business and affairs of the Company. The Management Committee will consist of six Managers, three of whom will be appointed by Neose and three of whom will be appointed by MSPC.

     3.2 Authority. Unless authorized to do so by this Agreement or by the Management Committee of the Company, no attorney-in-fact, employee, officer or agent of the Company other than the Management Committee shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable to pay any amount of money for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been expressly authorized by the Management Committee to act as an agent of the Company. Except for situations in which the approval of the Members is expressly required by this Agreement or by non-waivable provision of the Act, the Management Committee shall have full and complete authority, power and discretion to direct, manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

     3.3 Qualifications of Managers. Each Manager of the Company shall be an employee of either MSPC or Neose and a natural person at least 21 years of age who need not be a resident of the State of Delaware.

     3.4 Management Committee Meetings. Meetings of the Management Committee shall be held at such time and place within or outside of the State of Delaware as shall be designated from time to time by resolution of the Management Committee.

     3.5 Management Committee Quorum. A majority of the members of the Management Committee shall be necessary to constitute a quorum for the transaction of business and, except as otherwise required by this Agreement, the acts of a majority of the members of the Management Committee present and voting at a meeting at which a quorum is present shall be the acts of the Management Committee.

     3.6 Manner of Acting. Except where unanimity is required by Section 4, each Member, regardless of the number of members appointed by it to the Management Committee, will be entitled to vote on matters before the Management Committee in accordance with its Percentage Interest.

     3.7 Authority and Certain Powers of Management Committee. Without limiting the generality of Section 3.2 above and unless otherwise prohibited in this Agreement, the Management Committee shall have power and authority, on behalf of the Company:

          3.7.1 To do and perform all acts as may be necessary or appropriate to the conduct of the Company's business;

          3.7.2 To purchase, hold, sell, exchange, transfer and otherwise acquire and dispose of and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to real and personal property, whether tangible or intangible, held by the Company;

          3.7.3 To purchase liability and other insurance to protect the Company's property and business;

          3.7.4 To execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company's property, assignments, bills of sale, leases, partnership agreements, operating agreements of other limited liability companies and any other instruments or documents necessary, in the opinion of the Management Committee, to the business of the Company;

          3.7.5 To employ accountants, legal counsel, managing agents, or other experts or consultants to perform services for the Company and to compensate them from Company funds; and

          3.7.6 To enter into any and all other agreements on behalf of the Company, with any other person for any purpose, in such forms as the Management Committee may approve.

     3.8 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon a certificate of the Management Committee to the effect that they are then acting as the Management Committee and upon the power of the Management Committee as herein set forth.

     3.9 Approval of Certain Matters by the Members. Notwithstanding any provision of this Agreement to the contrary, the following matters require the unanimous approval of the Members through their Designated Representatives:

          3.9.1 Merger or consolidation of the Company with any other entity;

          3.9.2 Sale, transfer, assignment, license or voluntary encumbrance of all or substantially all the assets of the Company or of any substantial asset of the Company;

          3.9.3 Division or conversion of the Company;

          3.9.4 Payment of compensation to any Manager for acting in such capacity;

          3.9.5 The admission of additional Members to the Company;

          3.9.6 Any modification of the Field;

          3.9.7 Any change in the purpose or business of the Company;

          3.9.8 Except as permitted by Section 4.2.3, Section 4.3 or Section 5.3.1, any material change in the products developed or manufactured by the Company;

          3.9.9 Except as permitted by Section 4.2.3, Section 4.3 or Section 5.3.1, the commencement or termination of any product development program of the Company;

          3.9.10 Any changes to an approved Operating Budget in excess of 25% of the gross amount thereof for any Fiscal Year;

          3.9.11 Any changes to the Construction Budget, which changes (i) in the case of individual changes, are equal to or exceed five percent (5%) of the original Construction Budget; (ii) in the aggregate equal or exceed fifteen percent (15%) of the original Construction Budget; or (iii) would result in the expenditure by the Company of more than $100,000.00 in addition to the amount previously budgeted;

          3.9.12 The requiring of additional capital contributions;

          3.9.13 The incurring of any capital expenditure not in the Company's annual budget;

          3.9.14 The incurring of any debt for borrowed money in excess of $100,000, unless included in a budget approved in accordance with this Agreement;

          3.9.15 The entering into any agreement or arrangement with any Member or Manager or their respective Affiliates;

          3.9.16 The licensing of all or any part of the Joint Information to any third party;

          3.9.17 The hiring of any executive-level employees; and

          3.9.18 Fees to be paid for personnel services provided by a Member pursuant to Section 5.4.

     3.10 Liability for Certain Acts. The Managers shall perform their managerial duties in good faith, in a manner reasonably believed to be in the best interests of the Company, and with such care and business judgment as an ordinarily prudent person in a like position would use under similar circumstances, including the reliance in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Management Committee, Members, officers, employees or committees of the Company or by any other person, as to matters the Management Committee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. The Management Committee does not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. The individuals who so perform the duties of the Management Committee shall not be personally liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless (i) the Manager has breached or failed to perform the duties of his or her position under the Act, the Certificate or this Agreement and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness by the Manager. Nothing in this Section shall apply to the liability of a Manager pursuant to any criminal statute, or for the payment of taxes pursuant to applicable law.

     3.11 Reliance on Reports and Information by Member or Manager. A Member or Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Managers, Members, officers, employees or committees of the Company, or by any other person, as to matters the Member or Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including without limitation information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

     3.12 Bank Accounts. The Management Committee may from time to time open bank accounts in the name of the Company, and the Management Committee, or any Manager or any officer of the Company designated by the Management Committee, as may be determined from time to time by the Management Committee, shall be the sole signatory or signatories thereon, unless the Management Committee determines otherwise.

     3.13 Resignation. A Manager may resign at any time by giving written notice to the Company. The resignation of a Manager shall be effective upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make such resignation effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     3.14 Removal. Any individual Manager may be removed from office at any time, without assigning any cause, by the Member who designated such Manager. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     3.15 Vacancies. Any vacancy with respect to a Manager occurring for any reason may be filled by the Member who originally appointed such Manager.

     3.16 Compensation. Without the unanimous approval of all the Members, the Managers will not be entitled to compensation for their services on the Management Committee. The Company shall, however, reimburse the Managers for their reasonable out-of-pocket expenses incurred in connection with their services to the Company.

4.   BUSINESS OF THE COMPANY.

     4.1 Primary Purpose. The primary purpose of the Company is the development, manufacture, and commercialization of products in the Field and the construction of manufacturing facilities to achieve this purpose. The Company will carry out such purpose in accordance with the provisions of this Section 4.

     4.2 Joint Development.

         4.2.1 Conduct. The Company will conduct the Joint Development in accordance with the Joint Development Plan and the Joint Development Budget.

         4.2.2 JDC. A Joint Development Committee will be established, consisting of two representatives, one of whom will be appointed by and represent MSPC and one of whom will be appointed by and represent Neose. Either Member may replace its representative at its own option upon notice to the other Member. All decisions of the JDC must be unanimous. The JDC shall oversee Joint Development according to the Joint Development Plan, and shall assign each task thereunder to the Member (or Members) it deems most appropriate to carry out such task. As necessary, the JDC shall establish reliable and auditable methods for justifying and reviewing each Member's Joint Development activities under this Agreement, to the extent that such methods are not already established under the other provisions of this Agreement.

          4.2.3 Adoption and Modification of the Joint Development Plan and Budget. The Joint Development Plan shall be adopted and may be modified from time to time by the JDC or the unanimous approval of the Management Committee. The Joint Development Budget shall be adopted and may be modified from time to time by the JDC or the unanimous approval of the Management Committee, or by unanimous approval of the Members as may be required by Section 3.9.

          4.2.4 Reimbursement of Joint Development Costs. Neose and MSPC will be reimbursed by the Company for any Joint Development Costs incurred by them in the conduct of the Joint Development. The JDC will submit to the Management Committee, within thirty (30) days after the end of each calendar quarter, a report showing in reasonable detail the Joint Development Costs incurred by each of Neose and MSPC during such quarter. The Company will reimburse such Joint Development Costs within fifteen (15) days after receipt of such report. MSPC and Neose shall maintain complete and accurate records of costs related or allocated to Joint Development Costs, copies of which shall be provided upon request to the other Member and the Management Committee. Such records shall be open, upon reasonable notice and no more than once every six months, during reasonable business hours for a period of two years after the end of the Fiscal Year in which they were created for examination by an independent public accountant selected by the Management Committee and subject to appropriate confidentiality undertakings.

     4.3 Operating Budget. The Operating Budget will be adopted and may be modified by the unanimous approval of the Management Committee or by unanimous approval of the Members if required by Section 3.9.10. The Company will be operated in accordance with the Operating Budget.

     4.4 Construction of Manufacturing Facilities. As soon as practicable, the Management Committee will adopt, by unanimous approval, a Construction Plan and Construction Budget for the construction of manufacturing facilities. The Construction Budget and Construction Plan may be modified from time to time by unanimous approval of the Members if required by Section 3.9.11 or otherwise by a majority of the Management Committee.

     4.5 Regulatory Matters. MSPC will be responsible for and have the authority to control all U.S. Food and Drug Administration regulatory matters relating to the manufacture and commercialization of [*]. MSPC will provide Neose copies of all documents, including correspondence and filings, relating thereto. Prior to filing any documents MSPC will provide Neose with a reasonable opportunity for review and comment. Further, MSPC will provide Neose with reasonable notice of and an opportunity to attend and contribute to any meetings with regulators pertaining to such matters. The Management Committee will be responsible for regulatory matters pertaining to products other than [*].



----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

5.   SPECIAL RIGHTS AND PROVISIONS.

     5.1 Purchase of [*].

          5.1.1 MSPC Purchase Rights. Subject to Sections 5.1.2 and 5.1.3, MSPC (or its Affiliates) will have the right to purchase [*] from the Company for incorporation into [*], at a price equal to the Actual Cost plus [*] per pound for such [*]. Other than as part of an [*], MSPC shall not sell any [*] purchased from the Company without Neose's prior written consent. The Company shall not sell or cause to be sold any [*] for use in the manufacture of a product that directly competes with any [*]. MSPC will have the right to purchase [*] for use in the manufacture of MSPC products other than [*] on terms at least as favorable as the most favorable terms given to any third party.

          5.1.2 Production Forecasts. During the term of this Agreement, MSPC shall provide to the Company no later than 60 days prior to the first day of each calendar quarter a forecast of MSPC's orders for [*] for the next 12 calendar months. The first calendar quarter of each such forecast shall be referred to as the "First Quarter Forecast". The second quarter of each such forecast may be adjusted by MSPC for each [*] in the next subsequent calendar quarter's forecast (at which point in time the second quarter forecast becomes the First Quarter Forecast), provided that no such adjustment shall (absent the consent of Neose) cause such First Quarter Forecast to be greater than 115% or less than 85% of the second quarter forecast for such [*] contained in the immediately preceding forecast submitted under this Section.

          5.1.3 Purchase Orders. All purchase orders for [*] must be submitted in accordance with the Company's procedures for the receipt and filling of purchase orders. Prior to the date of notice to MSPC of the Company's procedures for the receipt and filing of purchase orders, the Company shall employ the analogous procedures of MSPC for such processes. As long as it has adequate production capacity, the Company shall be obligated to supply [*] pursuant to such purchase orders to the extent the purchase orders do not exceed by an amount greater than 15% the latest First Quarter Forecast. MSPC shall at all times be obliged to purchase the quantity of [*] equal to at least 85% of each First Quarter Forecast during the calendar quarter to which such First Quarter Forecast relates.

          5.1.4 Invoice and Payment for [*]. The Company shall invoice MSPC for [*] sold to MSPC upon shipment as follows:

                5.1.4.1 With respect to [*] to be included in [*], the invoiced amount per pound of [*] shall be equal to the estimated Actual Cost thereof as established from time to time by the Management Committee pursuant to Section 5.1.5 plus [*]. MSPC will pay such invoiced amount within 30 days after receipt. Within 60 days after the end of each Fiscal Year, the Management Committee shall determine the Actual Cost of the [*] sold to MSPC from the accounting records of the Company for such year and shall send a notice to MSPC



----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

          indicating the results of such determination. If MSPC does not dispute such determination, the Company or MSPC, as the case may be, shall make an adjusting payment to the other within 10 days after receipt of such notice as may be required to assure that MSPC has paid only the agreed price for such [*] purchased during such Fiscal Year. If MSPC disputes the determination of such Actual Cost, and the Designated Representatives cannot resolve such dispute within 10 days after the Company has received notice that MSPC disputes such determination, an independent certified public accountant will be asked by the Management Committee to make a final determination within 60 days.

               5.1.4.2 With respect to all other [*] purchased by MSPC, the Company will invoice MSPC and MSPC will pay such invoice in accordance with the terms in effect for sales to third parties.

          5.1.5 Estimate of Actual Cost. Within 60 days after receipt of each First Quarter Forecast, the Management Committee will provide to MSPC an estimate of the Actual Cost of the [*] to be sold pursuant to such Forecast.

     5.2 Loans. Until the Company generates sufficient Income in excess of Losses, MSPC will from time to time make non-interest bearing, non-recourse loans to the Company as necessary to fund (i) operating losses and (ii) the Construction Budget in excess of $[*], such loans to be payable out of the Company's Net Cash Flow ratably over a seven-year period commencing on the earlier of (i) September 30, 2006 or (ii) the date on which Neose attains a Percentage Interest of 50% after having had a lesser Percentage Interest.

     5.3 Rejected Proposals.

         5.3.1 New Products. In the event one party, either as a Member, through the Managers appointed by it or through the members of the Joint Development Committee appointed by it, as applicable, rejects a proposal to pursue a new product, the "Rejecting Member" may elect to (i) allow the "Developing Member" to pursue the new product outside the Company, in which case the Joint Information will be sublicensed to the Developing Member for the sole purpose of the development, manufacture and commercialization of such new product or (ii) allow the Developing Member to invest in the Company as a capital contribution, with an appropriate adjustment in Percentage Interests, all amounts relating to the development of such new product. Such election will be made within sixty (60) days after such rejection by notice given to the Developing Member. The Developing Member will have one hundred and eighty (180) days in which to pursue the option offered by such election without having to resubmit the proposal to the Rejecting Member.

         5.3.2 Expansion of Capacity. In the event one party, either as a Member or through the Managers appointed by it, as applicable, rejects a proposal to expand production capacity by constructing additional manufacturing capacity, the "Rejecting Member" may elect to (i) allow the "Manufacturing Member" to construct such manufacturing capacity outside the Company, in which case the Joint Information will be sublicensed to the Manufacturing Member for the sole

----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

     purpose of constructing and operating such manufacturing capacity and selling the products thereof or (ii) allow the Manufacturing Member to invest in the Company as a Capital Contribution, with an appropriate adjustment in Percentage Interests, the amount of capital expenditures required to construct such manufacturing capacity. Such election will be made within sixty (60) days after such rejection by notice given to the Manufacturing Member. The Manufacturing Member will have one hundred and eighty (180) days in which to pursue the option offered by such election without having to resubmit the proposal to the Rejecting Member.

          5.3.3 Sale or License of Products and Technology. A "Proposing Member" may propose the sale or license to a third party of any of the Company's technology or products not then in commercial production, subject to
     Section 5.1.1. If the "Objecting Member" objects to such sale or license, it shall give written notice to the Proposing Member of its objection ("Objection Notice") within thirty (30) days after such proposal. If Objection Notice is given, the Objecting Member shall have the right within thirty (30) days after such Objection Notice to give notice to the Proposing Member of the terms and conditions on which the Objecting Member would purchase such product or license such technology ("Objector's Terms"). If (i) the Objecting Member does not give its Objection Notice within the specified time period, (ii) the Objecting Member does not give notice of its Objector's Terms within the specified time period, or (iii) the Members cannot agree on the Objector's Terms within thirty (30) days after the Objector's Terms have been given, the Proposing Member may require the Company to sell such product or license such technology to a third party on terms and conditions more favorable to the Company than those contained in the Objector's Terms.

     5.4 Personnel and Research Services. From time to time as agreed by the Members, either Member may provide personnel and research services to the Company. The Members shall negotiate in good faith the fees for such services to be paid by the Company to the Member providing such services.

6.   CONTRIBUTIONS AND CAPITAL ACCOUNTS.

     6.1 Capital Contributions. Each Member shall make capital contributions (a "Capital Contribution") to the Company in accordance with Exhibit 6.1. In addition, upon execution of this Agreement, each Member shall make non-cash Capital Contributions to the Company as specified in Section 7.1. The Members shall receive Percentage Interests in the Company which reflect the percentage of all Capital Contributions hereunder contributed by such Member.

     6.2 Neose's Option to Increase Percentage Interest. Neose will have the option, exercisable from time to time until September 30, 2006, to increase its Percentage Interest to up to 50% by making payments ("Payments") to MSPC in exchange for MSPC transferring a portion of its Percentage Interest to Neose until the combined total of Payments and Capital Contributions by Neose equals 50% of the combined Capital Contributions of both Neose and MSPC. With respect to each payment made by Neose under this Section, the Percentage Interests of each Member in the Company will be recalculated in accordance with the last sentence of Section 6.1.

     6.3 Maintenance of Capital Accounts. The Company shall maintain a Capital Account for each Member.

     6.4 Withdrawal of Capital. A Member shall not be entitled to withdraw any part of such Member's Capital Account or to receive any distribution from the Company, except as provided in this Agreement.

     6.5 Additional Capital Contributions. No Member shall be required to make any additional capital contribution to the Company or to restore any deficit in such Member's Capital Account, except as provided in this Agreement, and such deficit, if any, shall not be considered a debt owed to the Company or to any other person for any purpose.

     6.6 Interest on Capital Contribution. No interest shall be due from the Company on any Capital Contribution of any Member.

     6.7 Priority and Return of Capital. Except as may be expressly provided in this Agreement, no Member shall have priority over any other Member either for the return of Capital Contributions or for Net Cash Flow, provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made or may make to the Company pursuant to Section 5.2 or 6.9.

     6.8 Limitation Upon Liability of Members. Except as may be expressly provided in this Agreement or under the Certificate, the personal liability of each Member to the Company, to the other Members, or to the creditors of the Company or any third party for losses, debts or liabilities of the Company shall be limited to the amount of its Capital Contribution which has not theretofore been returned to it as a distribution (including a distribution upon liquidation). For purposes of the foregoing sentence, except for payments to MSPC pursuant to Section 5.2 and payments to any Member to repay loans made in accordance with Section 6.9, distributions to a Member shall first be deemed to be a return of its Capital Contribution. No Member shall at any time be liable or held accountable to the Company, to other Members, to creditors of the Company or to any other third party for or on account of any negative balance in its Capital Account.

     6.9 Loans. If any Member makes any loan or loans to the Company, or advances money on its behalf, the amount of any such loan or advance shall not be deemed an increase in, or contribution to, the Capital Account of the lending Member or entitle the lending Member to any increase in his, her or its share of the distributions of the Company. Except as provided in Section 5.2, interest shall accrue on any such loan at an annual rate agreed to by the Company and the lending Member.

7.   INTELLECTUAL PROPERTY

     7.1 Contributions to Capital. Each of Neose and MSPC hereby assigns to and contributes to the capital of the Company all of its right, title and Interest in and to the Existing Joint Information and any Joint Patent Rights existing as of the date of this Agreement and listed in Exhibit 7.1. The parties hereby agree to assist the Company, at the Company's expense, in every proper way (including, without limitation, becoming a nominal party) to evidence, record and perfect such assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend such right.

     7.2 Grants by Neose.

         7.2.1 To the Company. Neose hereby grants to the Company, for the Term of this Agreement, the exclusive (except as to Neose and MSPC for the conduct of the Joint Development), worldwide, royalty-free right and license, with the right to sublicense, under the Neose Patent Rights and Neose Information to engage in the Joint Development, and to use, sell, make, have made, import, export and offer to sell any product in the Field.

         7.2.2 To MSPC. Neose hereby grants to MSPC, for the Term of this Agreement, a non-exclusive, royalty-free, world-wide right and license, without the right to sublicense (other than to Affiliates), to use the Neose Patent Rights and Neose Information solely for the purpose of the Joint Development.

     7.3 Grants by MSPC.

         7.3.1 To the Company. MSPC hereby grants to the Company, for the Term of this Agreement, the exclusive (except as to Neose and MSPC for the conduct of the Joint Development), world-wide, royalty-free right and license, with the right to sublicense, under the MSPC Patent Rights and MSPC Information to engage in the Joint Development, and to use, sell, make, have made, import, export and offer to sell any product in the Field.

         7.3.2 To Neose. MSPC hereby grants to Neose, for the Term of this Agreement, a non-exclusive, royalty-free, worldwide right and license, without the right to sublicense, to use the MSPC Patent Rights and MSPC Information solely for the purpose of the Joint Development.

     7.4 Grants by the Company. The Company hereby grants to each of Neose and MSPC, for the Term of this Agreement, a non-exclusive, royalty-free, worldwide right and license, without the right to sublicense (other than to Affiliates of MSPC or Neose, as the case may be), to use the Existing Joint Information and Joint Information solely for the purpose of the Joint Development.

     7.5 Rights Upon Termination. Upon termination of this Agreement, Neose shall not have rights under MSPC Patent Rights or MSPC Information absent written consent from MSPC, and MSPC shall not have rights under Neose Patent Rights or Neose Information absent written consent from Neose. However, both parties will have a non-exclusive, worldwide, perpetual, royalty-free right and license to any Joint Information and Existing Joint Information.

     7.6 Prompt Disclosure. In support of the provisions of Section 7.7, Neose and MSPC shall promptly disclose to each other all Joint Inventions made, as well as inventions reasonably believed to be Joint Inventions.

     7.7 Patent Prosecution. The Company shall diligently endeavor to prosecute and maintain the U.S. and foreign Patents and Patent Applications comprising Joint Patent Rights using counsel of its choice at its own expense. Company shall provide Members with copies of all relevant documentation so that Members may be informed of the continuing prosecution, and Members agree to keep this documentation confidential.

          7.7.1 The Company's counsel will take instructions only from the Manager designated by the Management Committee to give such instructions and all such Patents and Patent Applications under this Agreement will be assigned solely to the Company.

          7.7.2 The Management Committee will consult with Members on patent strategy in general and specifically on individual Patents and Patent Applications before making any substantive decisions or taking any substantive positions on issues relating to patentability.

          7.7.3 Members' comments shall be incorporated where reasonably practicable; however, final decisions on patent prosecution matters shall be made by the Company.

          7.7.4 The Company shall use all reasonable efforts to amend any Patent or Patent Application included within the Joint Patent Rights to include claims reasonably requested by the Members to protect the products contemplated to be sold under this Agreement.

     7.8 Cost of Prosecution. The Company shall bear the costs of preparing, filing, prosecuting and maintaining all U.S. and foreign Joint Patent Rights contemplated by this Agreement. Company shall be required to pay costs that may be incurred for all patent prosecution matters, including but not limited to patentability opinions, re-examination, re-issue, interferences, opposition proceedings or inventorship determinations. The Management Committee shall advise Members of any potentially expensive patent matters, such as pending interferences or opposition proceedings, before making any substantive decisions or taking any substantive positions on such matters. Members' opinions shall be given full consideration, however, final decisions shall be made by the Management Committee.

     7.9 Option to Pursue Patent Rights. If the Company determines not to pursue patent protection for a Joint Invention, it shall so inform the Members. The Company shall notify Members of its decision not to obtain or maintain a Patent not less than sixty (60) days prior to the deadline for any payment, filing or action to be taken in connection therewith. This notice concerning filing must be in writing and must identify the countries and pertinent deadlines. The absence of such a notice from the Company to Members will be considered an election to obtain or maintain rights. A Member may file, prosecute or maintain Patents and Patent Applications with respect to a Joint Invention at its own expense in any country in which the Company has elected not to file, prosecute or maintain a Patent or Patent Application therefor in accordance with this Section and Patent Applications and resulting Patents will be owned by the Member obtaining them and will not be subject to this Agreement.

     7.10 Extension of Term. A Member has the option to apply for an extension of the term of any patent included within Joint Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this Law. The requesting Member shall prepare all documents and the Company agrees to execute the documents and to take additional action as the requesting Member reasonably requests in connection therewith.

     7.11 Patent Infringement

          7.11.1 If any Member or the Company receives notice pertaining to infringement or potential infringement of any issued Patent included within Joint Patent Rights, Neose Patent Rights, or MSPC Patent Rights, the person receiving such notice shall notify the other Members and the Company, as appropriate, within ten (10) days after receipt.

          7.11.2 If any Member or the Company learns of the substantial infringement of any Patent included within Joint Patent Rights, Neose Patent Rights, or MSPC Patent Rights, the person receiving such notice shall notify the others in writing and provide reasonable evidence of infringement. Neither the Company nor any Member will notify a third party of the infringement of any Patent Rights without first obtaining consent of the all Members, which consent will not be unreasonably denied.

          7.11.3 A Member may request that the Company take legal action against the infringement of Joint Patent Rights. If the Company has not commenced suit within ninety (90) days following the date of such request, the requesting Member will have the right to bring suit for patent infringement of Joint Patent Rights, at its own expense, if and only if the Company elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where the Company had exclusive rights under this Agreement. If, however, Member elects to bring suit in accordance with this Section, the Company may thereafter join that suit at its own expense.

          7.11.5 Legal action will be at the expense of the party bringing suit and all damages recovered thereby will belong to the party bringing suit, but legal action brought jointly by Members and fully participated in by both will be at the joint expense of the parties and all recoveries will be shared jointly by them in proportion to the share of expense paid by each party.

          7.11.6 Each Member and the Company shall cooperate with each other in litigation proceedings instituted hereunder but at the expense of the party bringing suit. Litigation will be controlled by the party bringing the suit, except that the Company may be represented by counsel of its choice in any suit brought by a Member.

     7.12 Product Marking. The Company and the parties shall mark all products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

8.   ALLOCATION OF INCOME AND LOSSES.

     8.1 Income. After giving effect to the special allocations set forth in
Section 8.3, Income for any Fiscal Year shall be allocated as follows:

          8.1.1 First, to MSPC to the extent of prior allocations of Loss pursuant to Section 8.2.1; and

          8.1.2 Second, to the members in accordance with their respective Percentage Interests.

     8.2 Losses. After giving effect to the special allocations set forth in
Section 8.3, Losses for any Fiscal Year shall be allocated as follows:

         8.2.1 First, to MSPC to the extent such Losses are attributable to any loans provided to the Company pursuant to Section 5.2; and

         8.2.2 Second, to the members in accordance with their respective Percentage Interests.

     8.3 Special Allocations. The following special allocations shall be made in the following order and priority:

         8.3.1 In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value.

         8.3.2 In the event the Gross Asset Value of any Company asset is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code
     Section 704(c) and the Treasury Regulations thereunder.

         8.3.3 Any elections or other decisions relating to Sections 8.3.1 or
     8.3.2 shall be made by the Management Committee in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to Sections 8.3.1 or 8.3.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Income, Losses, other items, or distributions pursuant to any provision of this Agreement.

         8.3.4 If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain (determined in accordance with Treasury Regulation Section 1.704-2(g)(2)). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member. The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704- 2(i). This Section 8.3.4 is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistent with such Section.

         8.3.5 Notwithstanding any other provision of this Section 8.3 except the foregoing provisions of this Section 8, if there is a net decrease in Member Minimum Gain during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt (determined in accordance with Treasury Regulation

     Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain (determined in accordance with Treasury Regulation Section 1.704-2(i)(4)). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member. The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(j)(2)(ii). This Section 8.3.5 is intended to comply with the minimum gain chargeback requirement in Treasury Regulation
     Section 1.704-2(i)(4) and shall be interpreted consistent with such Section.

         8.3.6 In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases a Member's Capital Account Deficit as of the end of the taxable year to which such allocation, distribution or adjustment relates, then items of Company income and gain shall be specially allocated (prior to any other allocation required by Section 8.1, but after the allocations required by the foregoing provisions of this Section 8.3) to such Member in an amount and manner sufficient to eliminate (to the extent required by the Treasury Regulations) the Capital Account Deficit balances if any, created by such adjustments, allocations, or distributions as quickly as possible; provided that an allocation pursuant to this Section 8.3.6 shall be made only if and to the extent that such Member would have a Capital Account Deficit after all other allocations provided for in this Section 8 have been tentatively made as if this Section 8.3.6 was not in the Agreement. This Section 8.3.6 is intended to comply with the Qualified Income Offset Rules of the Treasury Regulations and shall be interpreted consistent with such rules.

     8.4 Company Nonrecourse Deductions. Any Company Nonrecourse Deductions for any Fiscal Year or other period shall be allocated among the Members in accordance with their respective Percentage Interests.

     8.5 Member Nonrecourse Deduction. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Member bearing the economic risk of loss for the debt to which such Deductions are attributable, as provided in Treasury Regulation Section 1.704-2(i).

     8.6 Allocation to Members. Allocations to be made to Members having negative balances in their Capital Accounts shall be made to each such Member in the proportion that the negative balance in his Capital Account bears to the aggregate negative balances in the Capital Accounts of all such Members.

     8.7 Change in Member's Interest. If during any Fiscal Year of the Company there is a change in any Member's Percentage Interest, then for purposes of complying with Section 706(d) of the Code, the determination of items of Income and Loss allocable to any such period shall be made by using any method permissible under the Code or Treasury Regulations as may be determined by the Management Committee.

     8.8 Reporting for Tax Purposes. The Members agree to be bound by the provisions of this Section 8 in reporting their shares of Company Income and Loss for tax purposes.

9.   DISTRIBUTIONS OF NET CASH FLOW.

     9.1 Declaration and Payment of Distributions.

         9.1.1 Except as provided in Section 12.8, Net Cash Flow shall be determined by the Management Committee and shall be distributed to the Members no less frequently than annually in accordance with their respective Percentage Interests.

          9.1.2 For purposes of this Section 9.1, the Members acknowledge that, in accordance with the definition of Net Cash Flow, the Management Committee may, in their sole discretion, adjust the amount which would otherwise constitute Net Cash Flow by establishing, adding amounts to, and releasing amounts from, such reserves as it deems, in its sole discretion, to be necessary or advisable for working capital, contingencies, replacements, expansions, acquisitions, or other expenditures of the Company

     9.2 Limitations on Distributions.

         9.2.1 The Company shall not make a distribution to a Member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their Interests in the Company and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

         9.2.2 A Member who receives a distribution in violation of Section 9.2.1, and who knew at the time of the distribution that the distribution violated this Section, shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of this Section, and who did not know at the time of the distribution that the distribution violated this Section, shall not be liable for the amount of the distribution. Subject to Section 9.2.3, this Section shall not affect any obligation or liability of a Member under other applicable law for the amount of a distribution.

         9.2.3 A Member who receives a distribution from the Company shall have no liability under this Section, the Act or other applicable law for the amount of the distribution after the expiration of three years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of the said three-year period and an adjudication of liability against such Member is made in the action.

     9.3 Amounts of Tax Paid or Withheld. All amounts paid or withheld pursuant to the Code or any provision of any state or local tax law with respect to any Member shall be treated as amounts distributed to the Member pursuant to this Section for all purposes under this Agreement.

     9.4 Distribution in Kind.

         9.4.1 No Member, regardless of the nature of its Capital Contribution, shall have a right to demand and receive any distribution in any form other than cash.

         9.4.2 No Member shall be compelled to accept a distribution of any asset in kind to the extent that the percentage of the asset distributed to the Member exceeds a percentage of that asset that is equal to the percentage in which the Member shares in distributions from the Company generally.

10.  TRANSFERABILITY.

     10.1 Restriction on Transfer. No Member shall have the right to sell, assign, pledge, hypothecate, transfer, exchange, give or otherwise transfer all or any part of its Interest in the Company; provided, however, that a Member may transfer its Interest in the Company (a) to any Affiliate without the need for the consent of the Members or the Management Committee, or (b) to any other Person with the prior unanimous consent of the Members.

     10.2 Effect of Transfer.

          10.2.1 In addition to satisfaction of the requirements of Section 10.1 above, no assignee or transferee of all or part of an Interest in the Company shall have the right to become admitted as a Member, unless and until:

               10.2.1.1 the assignee or transferee has executed an instrument reasonably satisfactory to the Management Committee accepting and adopting the provisions of this Agreement;

               10.2.1.2 the assignee or transferee has paid all reasonable expenses of the Company requested to be paid by the Management Committee in connection with the admission of such assignee or transferee as a Member;

               10.2.1.3 if requested by any Manager, the transferee has delivered to the Company an opinion of counsel reasonably satisfactory to such Manager that such transfer is exempt from the registration requirements of the 1933 Act and applicable state securities laws; and

               10.2.1.4 such assignment or transfer shall be reflected in a revised Exhibit 6.1 to this Agreement.

          10.2.2 A person who acquires an Interest in the Company without satisfying Section 10.1 and this Section 10.2 shall be entitled to receive only the allocations and distributions attributable to the acquired Interest in the Company, if any, but shall not be entitled to any other rights of a Member.

          10.2.3 A person who is an assignee of an Interest in the Company may be admitted to the Company as a Member and may receive an Interest in the Company without making a contribution or being obligated to make a contribution to the Company.

     10.3 No Resignation of Members. A Member may not withdraw or resign from the Company prior to dissolution or winding up of the Company. If a Member who is an individual dies or a court of competent jurisdiction adjudges the individual to be incompetent to manage the person or property of the individual, the executor, administrator, guardian, conservator or other legal representative of the Member may exercise all of the rights of the Member for the purpose of settling the estate or administering the property of the Member, including the power under this Agreement of an assignee to become a Member. If a Member is a corporation, trust or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

11.  INDEMNIFICATION.

     11.1 Indemnification by the Company.

          11.1.1 The Company shall indemnify an Indemnified Representative against any Liability incurred in connection with any Proceeding in which the Indemnified Representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an Indemnified Capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except (a) where such indemnification is expressly prohibited by applicable law; (b) where the conduct of the Indemnified Representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct, or (ii) to be based upon or attributable to the receipt by the Indemnified Representative from the Company of a personal benefit to which the Indemnified Representative is not legally entitled; or (c) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

          11.1.2 If an Indemnified Representative is entitled to indemnification in respect of a portion, but not all, of any Liabilities to which such person may be subject, the Company shall indemnify such Indemnified Representative to the maximum extent for such portion of the Liabilities to which he or she is entitled.

          11.1.3 The termination of a proceeding by settlement shall not create a presumption that the Indemnified Representative is not entitled to indemnification.

          11.1.4 To the extent that an Indemnified Representative of the Company has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including without limitation attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.


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


     11.2 Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Section, the Company shall not indemnify under this Section an Indemnified Representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the unanimous vote of the Members or Managers in office. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an Indemnified Representative granted by or pursuant to this Section.

     11.3 Advancing Expenses. The Company shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an Indemnified Representative in advance of the final disposition of a proceeding described in
Section 11.1 or the initiation of or participation in which is authorized pursuant to Section 11.2 upon receipt of an undertaking by or on behalf of the Indemnified Representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the Company pursuant to this Section. The financial ability of an Indemnified Representative to repay an advance shall not be a prerequisite to the making of such advance.

     11.4 Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided in this Section or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Members or Management Committee shall deem appropriate. Absent fraud, the determination of the Members or Management Committee with respect to such amounts, costs, terms and conditions shall be conclusive against all Members, security holders, officers and Managers and shall not be subject to voidability.

     11.5 Payment of Indemnification. An Indemnified Representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the Company. The indemnification pursuant to this Section shall be made only from the assets of the Company, and no Member shall be personally liable therefor.

     11.6 Contribution. If the indemnification provided for in this Section or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Section or otherwise.

     11.7 Contract Rights; Amendment or Repeal. All rights under this Section shall be deemed a contract between the Company and the Indemnified Representative pursuant to which the Company and each Indemnified Representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

     11.8 Scope of Section. The rights granted by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of disinterested Members or disinterested Managers or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Section shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

     11.9 Reliance on Provisions. Each person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Section.

12.  DISSOLUTION AND TERMINATION.

     12.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following events (each, a "Dissolution Event"):

          12.1.1 By the consent of all Members;

          12.1.2 Upon the sale by the Company of all or substantially all of its assets;

          12.1.3 Upon the entry of a decree of judicial dissolution under ss.18-802 of the Act; or

          12.1.4 Upon exercise by the Other Members of their right under Section
     12.2.3 to cause a liquidation of the Company.

     12.2 Earlier Termination By Buyout. If, at any time during the Term of this Agreement, any Member (the "Terminating Member") desires to terminate its Interest in the Company, the Terminating Member shall so notify the other Member (the "Other Member"), and the following options (the "Buyout Options") shall be pursued in the following manner and order:

          12.2.1 Procedure. The Terminating Member may elect to first proceed under Buyout Option #1. If pursuit of Buyout Option #1 fails to terminate a Member's Interest in the Company and interest in this Agreement, the Terminating Member may then next proceed under Buyout Option #2. Proceeding under Buyout Option #2 will necessarily result in the termination of the Terminating Member's Interest in the Company and its interest in this Agreement, unless the Terminating Member does not give notice of the offer referred to in the second sentence of Section 12.2.3 (which describes Buyout Option #2) or does not complete its sale to a third party purchaser within the 90 day time period specified in Section 12.2.3 In the event such notice is not so given or such sale is not completed within the 90 day time period, then at the expiration of the one-year period, the Buyout Options shall again be available to any Member in the manner specified in this
     Section 12.2.

          12.2.2 Buyout Option #1: Among the Members. The Terminating Member shall negotiate in good faith with the Other Member to sell not less than all the Terminating Member's Interest in the Company to the Other Member, or to buy not less than all the Other Member's Interest in the Company, at a price and on terms to be mutually agreed upon. This Buyout Option shall continue to be available to the Terminating Member until the occurrence of either of the following: (i) negotiations have not commenced or, if commenced, have not resulted in a written agreement signed by all parties within 120 days following the Terminating Member's notice described above; or (ii) all of the Members mutually agree in writing to omit this Buyout Option. Upon the cessation of availability of this Buyout Option, the Terminating Member may then elect to proceed under Buyout Option #2. If the Terminating Member and Other Member agree to a buyout under this Section 12.2.2, the Interest of the Terminating Member in the Company and its interest in this Agreement will terminate upon the closing of such buyout or as otherwise provided in the buyout agreement.

          12.2.3 Buyout Option #2: Terminating Member's Offer and Liquidation Right. The Terminating Member may, subject to this Section 12.2.3, seek a third party purchaser of not less than all of its Interest in the Company. The Terminating Member shall first offer to sell not less than all of its Interest in the Company to the Other Member on the terms and conditions set forth in such offer ("Offer Terms"). The Other Member shall have the option, exercisable by notice to the Terminating Member given within 60 days after receipt of the Offer Terms, to purchase the Terminating Member's Interest on the Offer Terms ("Purchase"). If the Other Member accepts such offer, the Interest of the Terminating Member in the Company and its interest in the Agreement will terminate upon the closing of the Purchase. If the Other Member does not exercise its Purchase option, the Terminating Member shall have the right to sell not less than all of its Interest in the Company to a third party on terms and conditions no more favorable to the third party than the Offer Terms within 90 days after the expiration of such 60 day period, provided that the Other Member shall have the right, exercisable by notice to the Terminating Member given within 15 days after the expiration of such 60-day period, to cause a liquidation of the Company pursuant to Section 12.7. This Buyout Option shall continue to be available to the Terminating Member until the occurrence of any of the following: (i) the Terminating Member has not completed its sale to a third party purchaser within the specified 90 day time period; (ii) the Other Member has exercised its right to cause a liquidation of the Company; (iii) the parties have agreed to the Offer Terms; or (iv) all of the Members agree in writing to omit this Buyout Option #2.

     12.3 Earlier Termination for Cause: Breach.

          12.3.1 Grounds. Any Member shall have the right to terminate another Member's rights and Interest in the Company on 45 days written notice, if it so elects, in the event the other Member commits a material breach of any of its obligations under this Agreement, and has not cured such breach within 90 days after such notice is given or, if such breach is not susceptible of cure within such period, has not commenced and continued appropriate steps within such period to cure such breach as soon as practicable.

          12.3.2 Procedure by Forced Sale. In the event the non-breaching Member elects to terminate the breaching Member's right and Interest in the Company pursuant to this Section 12.3.2, it shall have the right to require the breaching Member to sell its entire Interest in the

     Company to it at a price equal to product of the book value of the tangible assets of the Company multiplied by the breaching Member's Percentage Interest, less the cost of curing the breach, but in no event less than zero.

          12.3.3 Preservation of Remedies. Nothing in this Section 12.3.3 is intended to preclude or in any way restrict any other action for damages and/or injunctive relief which may be available to the non-breaching Member or to the Company against the breaching Member.

          12.3.4 Payment for Breaching Member's Interest. In the event the breaching Member's rights and Interest in the Company are terminated pursuant to this Section 12.3.4, no payment shall be made by the non-breaching Member to the breaching Member for the latter's Interest in the Company until all contractual obligations of the breaching Member to the Company have been fully performed.

          12.3.5 No Waiver. Failure of the non-breaching Member to elect to terminate the other Member's rights and Interest in the Company in the event of a material breach by the other Member shall not constitute a waiver by the non-breaching Member of its right to terminate the other Member's rights and Interest in the Company in the event of any subsequent material breach by the other Member.

     12.4 Closing of Buyout or Termination. The place of the closing of any sale under this Section 12 shall be the principal office of the purchaser or as otherwise mutually agreed by the Members. The date of such closing (the "Termination Closing Date") shall be as mutually agreed upon but in no event shall such date be later than 30 days after the date the Other Member has exercised its right to purchase the Interest of the Terminating Member or as otherwise agreed in the agreement of sale executed by the Terminating Member and the purchaser subject only to such extension of the Termination Closing Date as the parties may agree upon in order to finalize the transaction.

     12.5 Transfer of Interest, Properties and Rights. All Interests, properties and rights to be transferred pursuant to this Section 12 shall be transferred by proper bills of sale and other instruments of conveyance, assignment, endorsement or transfer. From time to time after such sale, the selling Member, without the payment of any further consideration by the buying Member, shall execute and deliver such further instruments of conveyance, assignment and transfer and take such other action as counsel for the buying Member may reasonably request in order to convey and transfer more effectively such property and rights. The buying Member or Company, as applicable, shall be responsible for the payment of taxes, filing fees and other related charges (other than seller's attorneys' fees, seller's income taxes, sales taxes, and appraisal fees incurred pursuant to Section 12.2.3) resulting from any transfer pursuant to this Section 12.

     12.6 Activities of the Company Pending Liquidation. Upon the occurrence of a Dissolution Event, the continuing operation of the Company's business shall be confined to those activities reasonably necessary to wind up the Company's affairs, discharge its obligations, and preserve and distribute its assets.

     12.7 Winding Up and Liquidation.

          12.7.1 Upon dissolution of the Company, the Management Committee or a liquidator or liquidating committee selected by the Management Committee (the "Liquidator") shall be responsible for the winding up of the affairs of the Company and the distribution of its assets. In connection with a winding up of the affairs of the Company, the Liquidator shall cause an accounting to be made of the assets and liabilities of the Company. If any liability is contingent or uncertain in amount, a reserve will be established in such amount as the Liquidator deems reasonably necessary. Upon satisfaction or other discharge of such contingency, the amount of the reserve not required, if any, will be distributed as provided in this
     Section 12.7.

          12.7.2 The Liquidator shall be entitled to receive such compensation for its services as may be approved by the Management Committee. The Liquidator shall agree not to resign at any time without fifteen (15) days' prior written notice and may be removed at any time, with or without cause, by notice of removal signed by the Management Committee. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days thereafter be selected by the Management Committee. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Section 12, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the Members, all of the powers conferred upon the Liquidator under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company as provided for herein.

          12.7.3 The Liquidator shall liquidate the assets of the Company and apply and distribute the proceeds of such liquidation in the order of priority set forth in Section 12.8, unless otherwise required by mandatory provisions of applicable law.

          12.7.4 The Liquidator shall be authorized to sell any, all or substantially all of the assets of the Company for deferred payment obligations, and to hold, collect and otherwise administer any such obligations or any other deferred payment obligations held or acquired as assets of the Company.

          12.7.5 A reasonable time, including, without limitation, any time required to collect deferred payment obligations, shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidator to reasonably minimize any losses attendant upon the liquidation.

     12.8 Distribution of Assets.

          12.8.1 In the event of a dissolution of the Company, upon the winding up of the Company, its assets shall be distributed in the following manner and order of priority:

               12.8.1.1 First, to creditors, including without limitation Members and Managers who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made;

               12.8.1.2 Second, to the establishment of any reserves as the Liquidator may deem reasonably necessary for contingent, conditional or unmatured claims or obligations of the Company arising out of or in connection with the Company or its liquidation. Such reserves shall be held by the Liquidator for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, as soon as practicable, to distribute the balance thereafter remaining in the manner provided in the following subdivisions of this Section 12.8; and

               12.8.1.3 Third, to the Members in proportion to the positive balances of their respective Capital Accounts, as determined after taking into account all adjustments to such Capital Accounts for the Fiscal Year of the Company during which such distribution occurs as promptly as practicable, but in any event within the time required by Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).

          12.8.2 The Company following dissolution shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Company and all claims and obligations which are known to the Company but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision for payment made shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed as provided in Subsection 12.8.1. Any Liquidator winding up the affairs of the Company who has complied with this Section shall not be personally liable to the claimants of the dissolved Company by reason of such person's actions in winding up the Company.

     12.9 Cancellation of Certificate. The Certificate of the Company shall be canceled upon the dissolution and the completion of winding up of the Company.

13.  COVENANTS NOT TO COMPETE.

     13.1 Mutual Covenant Not to Compete. Each of Neose and MSPC agrees that, while it is a Member, neither it nor any of its direct or indirect subsidiaries will, directly or indirectly, engage in, have any equity or profit interest in, make any loan to or for the benefit of, guaranty the repayment of any funds by, or render services to, or license any Information to, any business conducting operations in the Territory which are competitive with the business activities of the Company, including without limitation the development, production and commercialization of products in the Field, provided that nothing herein shall be deemed to prohibit either Neose or MSPC from buying compounds from a third party not then produced by the Company.

     13.2 Covenants Not to Compete Upon Sale or Termination. Any Member selling its Interest in the Company and its interest in this Agreement under Section
12.2 or 12.3 will not, for a period of 5 years from the date of such sale or termination, directly or indirectly, engage in, have any equity or profit interest in, make any loan to or for the benefit of, guaranty the repayment of any funds by, or render services to, or license any Information to, any business conducting operations in the Territory which are competitive with the business activities of the Company, including without limitation the development, production and commercialization of products in the Field as the Field exists on the date of sale or termination.

14.  BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS.

     14.1 Books and Records.

          14.1.1 The Company shall maintain separate books of account which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the conduct of the Company and the operation of its business, and, to the extent inconsistent therewith, in accordance with this Agreement.

          14.1.2 Except as and until otherwise required by the Code, the books of the Company shall be kept in accordance with the accrual method of accounting.

          14.1.3 Each Member of the Company has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the Management Committee, to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member's Interest as a Member of the Company:

               14.1.3.1 True and full information regarding the status of the business and financial condition of the Company;

               14.1.3.2 Promptly after they become available, a copy of the federal, state and local income tax returns for each year of the Company;

               14.1.3.3 A current list of the name and last known business, residence or mailing address of each Member and Manager;

               14.1.3.4 A copy of this Agreement, the Certificate and all amendments thereto;

               14.1.3.5 True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and

               14.1.3.6 Other information regarding the affairs of the Company as is just and reasonable.

          14.1.4 Each Manager shall have the right to examine all of the information described in Subsection 14.1.3 of this Section for a purpose reasonably related to its position as a Manager.

          14.1.5 The Management Committee of the Company shall have the right to keep confidential from the Members, for such period of time as the Management Committee deems reasonable, any information which the Management Committee reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Management Committee in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

          14.1.6 The Company may maintain its records in other than a written form if such form is capable of conversion into written form within a reasonable time.

          14.1.7 Any demand by a Member under this Section shall be in writing and shall state the purpose of such demand.

     14.2 Tax Information. Within ninety (90) days after the end of each Fiscal Year, the Company shall supply to each Member all information necessary and appropriate to be included in each Member's income tax returns with respect to that Fiscal Year.

     14.3 Annual Reports. Within ninety (90) days after the end of each Fiscal Year, the Company shall cause to be prepared, and each Member furnished with, financial statements accompanied by a report thereon of the Company's accountants stating that such statements are prepared and fairly stated in all material respects in accordance with GAAP, and, to the extent inconsistent therewith, in accordance with this Agreement, including the following:

          14.3.1 A copy of the balance sheet of the Company as of the last day of such Fiscal Year;

          14.3.2 A statement of income or loss for the Company for such Fiscal Year; and

          14.3.3 A statement of the Members' Capital Accounts, changes thereto for such Fiscal Year and Percentage Interests at the end of such Fiscal Year.

     14.4 Monthly Reports. Within ten (10) days after the end of each month, the Company shall cause to be prepared, and each Member furnished with, unaudited financial statements of the Company prepared in accordance with GAAP, and, to the extent inconsistent therewith, in accordance with this Agreement, including the following:

          14.4.1 A copy of the balance sheet of the Company as of the last day of such month;

          14.4.2 A statement of income or loss for the Company for such month;
     and

          14.4.3 A statement of the Members' Capital Accounts, changes thereto for such Fiscal Year and Percentage Interests at the end of such month.

     14.5 Tax Matters Member.

          14.5.1 The Management Committee shall, from time to time, appoint a "Tax Matters Member" within the meaning of Section 6231(a)(7) of the Code for so long as it is not the subject of bankruptcy or similar proceedings and otherwise is entitled to act as the Tax Matters Member. The initial Tax Matters Member shall be MSPC. The Tax Matters Member may file a designation of itself as such with the IRS. The Tax Matters Member shall (i) furnish to each Member affected by an audit of the Company income tax returns a copy of each notice or other communication received from the IRS or applicable state authority, (ii) keep each Member informed of any administrative or judicial proceeding, as required by Section 6223(g) of the Code, and (iii) allow each Member an opportunity to participate in all such administrative and judicial proceedings. The Tax Matters Member shall take such action as may be reasonably necessary to constitute the other Member a "notice Member" within the meaning of Section 6231(a)(8) of the Code, provided that the other Member provides the Tax Matters Member with the information that is necessary to take such action.

          14.5.2 The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Member in its capacity as such. However, the Company shall reimburse the expenses (including without limitation reasonable attorneys' and other professional fees) incurred by the Tax Matters Member in such capacity. Each Member who elects to participate in Company administrative tax proceedings shall be responsible for its own expenses incurred in connection with such participation. In addition, the cost of any adjustments to a Member and the cost of any resulting audits or adjustments of a Member's tax return shall be borne solely by the affected Member.

          14.5.3 The Company shall indemnify and hold harmless the Tax Matters Member from and against any loss, liability, damage, cost or expense (including without limitation reasonable attorneys' fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member's responsibilities as Tax Matters Member, so long as such act or decision was not the result of gross negligence, fraud, bad faith or willful misconduct by the Tax Matters Member. The Tax Matters Member shall be entitled to rely on the advice of legal counsel as to the nature and scope of its responsibilities and authority as Tax Matters Member, and any act or omission of the Tax Matters Member pursuant to such advice shall in no event subject the Tax Matters Member to liability to the Company or either Member.

     14.6 Tax Audits/Special Assessments. If the federal tax return of either the Company or an individual Member with respect to an item or items of Company income, loss, deduction, etc., potentially affecting the tax liability of the Members generally is subject to an audit by the IRS, the Management Committee may, in the exercise of their business judgment, determine that it is necessary to contest proposed adjustments to such return or items. If such a determination is made, the Management Committee will finance the contest of the proposed adjustments out of the Net Cash Flow.

     14.7 Tax Elections. The Company will elect to amortize organizational costs. In the event of the distribution of property, upon the transfer of an Interest in the Company or the issuance of an Interest in the Company to a new Member, the Company shall, at the request of the transferor Member, file an election, in accordance with applicable Treasury Regulations, to cause the basis of the Company's property to be adjusted for federal income tax purposes as provided by Sections 734, 743 and 754 of the Code. The determination whether to make and file any such election shall be made by the Management Committee in their sole discretion.

15.  CONFIDENTIALITY.

     15.1 Non-disclosure. Each Member agrees to keep the other Member's Information and the Company's Information in strict confidence and not to disclose or otherwise use the other Member's Information or the Company's Information for any purpose other than for purposes of the Company. The Company agrees to keep the Members' Information and Company's Information in strict confidence and not to disclose or otherwise use such Information for any purpose other than for purposes of the Company. Accordingly, each Member and the Company agree to treat the Information which it receives as it would its own proprietary Information and to take all reasonable precautions to prevent the unauthorized disclosure to any third party of the Information which it receives hereunder; provided, however, that nothing herein shall prevent either Member from disclosing the other Member's Information to an Affiliate; further provided that the Affiliate accepts the Information under the same obligations as stated herein.

     15.2 Procedure to Deem Confidential. In order to be deemed confidential, the Information shall be supplied to the receiving Member in written form and identified as being confidential or, if disclosed orally, shall be confirmed in writing within thirty (30) days of its oral disclosure. All such Information properly identified as confidential shall at the disclosing Member's request be returned to it except that one (1) copy shall be retained by counsel for the receiving Member to ensure compliance hereunder. The foregoing procedure shall also apply to all Information exchanged by the parties prior to the execution of this Agreement, to which Information this Section 15 shall also apply.

     15.3 Exceptions. The above notwithstanding, the receiving Member's obligation of confidence with respect to the Information disclosed hereunder shall not include:

          (a) Information which, at the time of disclosure to the receiving Member is published, known publicly or is otherwise in the public domain;

          (b) Information which, after disclosure to the receiving Member is published or becomes known publicly or otherwise becomes part of the public domain, through no fault of the receiving Member;

          (c) Information which, prior to the time of disclosure to the receiving Member, is known to the receiving Member, as evidenced by its written records;

          (d) Information which has been or is disclosed to the receiving Member in good faith by a third party who was not, or is not, under any obligation of confidence or secrecy to the other Member at the time said third party discloses to the receiving Member and without requiring any further restrictions on disclosure; and

          (e) Information which is independently developed by or on behalf of the receiving Member, without reliance on the Information received hereunder.

     15.4 Public Disclosure. Except as permitted under Section 18.10, the above provisions notwithstanding, each Member agrees to keep in strict confidence and not to disclose the identity, interest and participation of the other Member in the Company or any of the material terms of this Agreement.

     15.5 No Third Party Obligations. Each Member represents that it is under no obligation to any third party that would interfere with its disclosing Information to the other Member and, further, that any Information which it transmits or has transmitted or otherwise discloses or has disclosed to the other party is not Information with respect to which the disclosing party is under any obligation to keep confidential or which the disclosing party knows to be the proprietary property of any third party.

     15.6 No Right or License. No right or license to use any Information disclosed hereunder, either express or implied, is granted by either party to this Agreement, other than the right to use such Information for the parties' own activities in furtherance of the activities of the Company.

     15.7 Duration. The obligations of confidentiality and nonuse set forth herein shall remain in effect for five (5) years after the termination of this Agreement.

16.  DISPUTE RESOLUTION.

     16.1 Arbitration. Any controversy, dispute or claim among the parties arising out of or relating to (i) the validity, inducement or breach of or the interpretation of any provision of this Agreement, (ii) the interpretation or application of law, or (iii) the ownership of any intellectual property that cannot be amicably settled by the parties, shall be decided by arbitration in accordance with the rules of the American Arbitration Association for Commercial Arbitration in effect at the time the dispute arises, unless the parties hereto mutually agree otherwise. To the extent such rules are inconsistent with this provision, this provision will control.

          16.1.1 Any demand for arbitration must be made in writing to the other party.

          16.1.2 There will be a panel of three arbitrators, one selected by MSPC, one selected by Neose, and one selected by mutual agreement of the arbitrators selected by MSPC and Neose. If the arbitrators selected by MSPC and Neose cannot agree on a third arbitrator within thirty (30) days, then the American Arbitrators Association ("AAA") shall select the third arbitrator. Any arbitration involving patent rights, other intellectual property rights or intellectual property shall be heard by arbitrators who are experts in such areas. Otherwise, the arbitrator shall be (i) an attorney specializing in corporate and finance law or business litigation who has at least 15 years of experience with a law firm of over 25 lawyers or (ii) a former judge of a court of general jurisdiction.

          16.1.3 The arbitration shall be held in Wilmington, Delaware, or such other place as the parties agree. The arbitrators shall apply the substantive law of Delaware, without regard to conflicts of laws and except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. Within thirty (30) days after initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than six months from selection of the arbitrator. Failing such agreement, the AAA will design and the parties will follow such procedures. The arbitrators shall render a written opinion setting forth findings of fact and conclusions of law.

          16.1.4 Except as provided in Section 16.1.5, neither party shall have the right independently to seek recourse from a court of law or other authorities in lieu of arbitration, but each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. There shall be a stenographic record of the proceedings. The decision of the arbitrators shall be made by majority vote and shall be final and binding upon both parties. The arbitrators shall render a written opinion setting forth findings of fact and conclusions of law.

          16.1.5 The parties hereby consent to the jurisdiction of the Federal District Court for the District of Delaware for the enforcement of these provisions and the entry of judgment on any award rendered hereunder. If the arbitrators' award exceeds $5,000,000, the court may, upon motion of a party, vacate, modify or correct any award but only to the extent the arbitrators' findings of fact or conclusions of law are clearly erroneous. It is the intention of the parties that the court shall undertake the same review as if it were a Federal appellate court reviewing a district court's findings of fact and conclusions of law rendered after a bench trial. Should such court for any reason lack jurisdiction, any court with jurisdiction shall enforce this Section and enter judgment on any award.

          16.1.6 Reasonable expenses of the arbitration shall be borne equally by the parties. Each party shall bear the expenses of its counsel and other experts.

          16.1.7 EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. THE ARBITRATOR SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES, PROVIDED THAT A PARTY MAY BE AWARDED CONSEQUENTIAL DAMAGES FROM THE OTHER IF THE FORSEEABILITY AND AMOUNT OF SUCH DAMAGES ARE PROVEN BY CLEAR AND CONVINCING EVIDENCE.

     16.2 Disputes. To the extent that any dispute or difference arises between the parties or between a party and the Company during the Term of this Agreement, other than a dispute or difference subject to Section 16.1, then the dispute shall be referred for resolution, if possible, to the Chief Executive Officer of Neose and the President of MSPC.

17.  INVESTMENT REPRESENTATION.

     17.1 Investment Purpose. Each Member represents and warrants to the Company and to each other Member that it has acquired the Interest in the Company for such Member's own account, for investment only and not with a view to the distribution thereof, except to the extent provided in or contemplated by this Agreement.

     17.2 No Registration. The Interests in the Company have not been registered with the Securities and Exchange Commission under the 1933 Act or under similar laws of any states in reliance upon exemptions under those acts. The sale or other disposition of the Interests in the Company is restricted as provided in this Agreement.

18.  MISCELLANEOUS.

     18.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the executor, administrator, guardian, conservator or other legal representative of the Member may exercise all of the rights of the Member for the purpose of settling such Member's estate or administering such Member's property, including the power the Member had to give an assignee the right to become a Member. If a Member is a corporation, trust or other entity and is dissolved or otherwise terminated, the powers of that Member may be exercised by its legal representatives or successors. The successor of a Member shall succeed to the right of the Member to receive allocations and distributions hereunder, and may be admitted as a Member in accordance with the provisions of Section 10.2, but shall not be deemed a Member, and shall not be entitled to voting rights hereunder, unless and until so admitted.

     18.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and any representation, promise or condition in connection therewith, not incorporated herein, shall not be binding upon either party. Before signing this Agreement the parties have had numerous conversations, including preliminary discussions, formal negotiations and informal conversations at meals and social occasions, and have generated correspondence and other writings, in which the parties discussed the transaction which is the subject of this Agreement and their aspirations for success. In such conversations and writings, individuals representing the parties may have expressed their judgments and beliefs concerning the intentions, capabilities, and practices of the parties, and may have forecasted future events. The parties recognize that such conversations and writings often involve an effort by both sides to be positive and optimistic about the prospects for the transactions. However, it is also recognized, that all business transactions contain an element of risk, as does the transaction contemplated by this Agreement, and that it is normal business practice to limit the legal obligations of contracting parties to only those promises and representations which are essential to their transaction so as to provide certainty as to their respective future rights and remedies. Accordingly, this Agreement is intended to define the full extent of the legally enforceable undertakings of the parties hereto, and no promise or representation, written or oral, which is not set forth explicitly in this Agreement is intended by either party to be legally binding. This Agreement expressly supersedes that certain Confidential Disclosure Agreement effective as of September 12, 1996 between the parties and the Joint Development Agreement. Both parties acknowledge that in deciding to enter into this Agreement and to consummate the transaction contemplated hereby neither has relied upon any statements or representations, written or oral, other than those explicitly set forth herein.

     18.3 Amendments. The Certificate and this Agreement may not be amended except by the written agreement of all of the Members.

     18.4 Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware (without regard to any conflicts of law principles.) Each of the Members hereby expressly submits itself generally and unconditionally to the personal jurisdiction of any United States or state court for any matter not resolved pursuant to Section 16 hereof.

     18.5 Notices. Except as otherwise provided in this Agreement, any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if delivered personally or sent by facsimile transmission (with answer back received) or overnight express to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's address:

                     Neose Technologies, Inc.
                     102 Witmer Road
                     Horsham, PA 19044

                     McNeil Speciality Products Company
                     c/o McNeil PPC, Inc.
                     501 George Street
                     New Brunswick, NJ 08933

and to the Company at its principal place of business, or at such other address as a Member may direct in writing.

     18.6 Headings. The headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

     18.7 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

     18.8 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

     18.9 Severability. If any provision of this Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

     18.10 Publicity. No press release or other public announcement related to this Agreement or the Company or the transactions contemplated hereby shall be issued by any Member without the prior approval of the Management Committee, except that any Member may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case such Member shall make a reasonable effort to consult with the Members prior to making such disclosure).

     18.11 No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any person other than the Members and their respective successors and assigns.

     18.12 Interpretation. It is the intention of the Members that, during the term of this Agreement, the rights of the Members and their successors-in-interest shall be governed by the terms of this Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of any Interest in the Company shall be subject to limitations and restrictions set forth in this Agreement.

     18.13 Further Assurances. Each Member shall execute all such certificates and other documents and shall do all such other acts as the Management Committee may reasonably deem appropriate to comply with (a) the requirements of law for the formation of the Company, (b) any laws, rules, Treasury Regulations and third-party requests relating to the acquisition, operation or holding of the property of the Company or (c) the intent and purposes of this Agreement.

     18.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be signed and delivered to the other party by facsimile transmission and such transmission shall be deemed to be a valid signature.

     18.15 Survival of Rights and Obligations. In the event of a termination of this Agreement, the rights and obligations of the parties during the Term of this Agreement under Sections 7.5, 7.9, 8, 11, 12.5, 12.6, 12.7, 12.8, 12.9, 13,
14, 15, 16 and 18.4 shall survive and continue in full force and effect.

     18.16 Representations and Warranties. Each party represents and warrants to the other party that as of the date of this Agreement, (a) it has the legal right and authority to extend the rights granted in this Agreement, (b) it has the legal right and authority to enter into this Agreement and to perform all of its obligations hereunder; (c) all consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with this Agreement and its responsibilities and activities hereunder have been obtained; (d) its execution, delivery and performance of this Agreement does not and will not (i) conflict with, or constitute a breach or default under, or require the consent of any third party under, its charter documents or any material license, loan or other agreement, contract, commitment or instrument to which it is a party or by which any of its assets are bound or (ii) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body; (e) when executed by both parties, this Agreement will constitute the valid and legally binding obligation of such party and shall be enforceable against such party in accordance with its terms; (f) it has not previously granted, and during the term of this Agreement will not make any commitment of, or grant, any rights which in any way conflict with the rights granted herein; and (g) there are no existing or threatened actions, suits or claims pending or, to the best of its knowledge, threatened against it that may affect the performance of its obligations under this Agreement.


                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned Members, intending to be legally bound, have executed this Agreement as of the date first above written.


                                            NEOSE TECHNOLOGIES, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                            MCNEIL SPECIALITY PRODUCTS COMPANY


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                     EXHIBIT 6.1


                              CAPITAL CONTRIBUTIONS

A. Simultaneously with the execution of this Agreement, Neose has made the following Capital Contributions:

     1. [*] Costs under the Joint Development Agreement...................  $    [*]
                                                                            ----------

     2. [*] costs expended under the Joint Development Agreement..........       [*]
                                                                             ---------

        Total Capital Account of Neose....................................   2,401,334
                                                                             ---------

B. Simultaneously with the execution of this Agreement, MSPC has made the following Capital Contributions:

     1. [*] Costs under the Joint Development Agreement...................  $    [*]
                                                                            ----------

     2. [*] costs expended under the Joint Development Agreement..........       [*]
                                                                            ----------

        Total Capital Account of MSPC.....................................       [*]
                                                                            ----------

C.   The Members will make additional Capital Contributions as follows:

     1. Neose will contribute as Capital Contributions 15% of the [*] costs of the Company as set forth in the Construction Budget, up to a maximum of $1,850,000 ($3 million less amounts already credited in A.2.). MSPC will contribute as Capital Contributions 85% of the [*] costs of the Company as set forth in the Construction Budget, up to a maximum of $15,850,000 ($17 million less amounts previously credited in B.2.).

Such Capital Contributions will be made in accordance with the timetable unanimously approved by the Management Committee.

----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

                                                                    EXHIBIT 1.49


                               MSPC PATENT RIGHTS


1.   [*]

2.   [*]

3.   [*]

4.   [*]

5.   [*]

6.   [*]

7.   [*]

----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

                                                                    EXHIBIT 1.56

                               NEOSE PATENT RIGHTS


Neose-owned and Neose-licensed patents and patent applications that are relevant to the Field.

1.   [*]

2.   [*]

3.   [*]

4.   [*]

5.   [*]

6.   [*]

7.   [*]

8.   [*]

9.   [*]

10.  [*]

11.  [*]

12.  [*]

13.  [*]

14.  [*]

15.  [*]

16.  [*]

17.  [*]

----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

18.  [*]

19.  [*]

----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

                                                                     EXHIBIT 7.1


                               JOINT PATENT RIGHTS


1.   [*]

2.   [*]

3.   [*]

----------
[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.